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                                                                   EXHIBIT 10.21


                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT is made and entered into this ____ day of _________, 19__ by and among NABORS INDUSTRIES, INC., a corporation organized and existing under the laws of Delaware (the "Corporation") and MR. EUGENE M. ISENBERG (the "Director").

                              W I T N E S S E T H:

         WHEREAS, the Corporation desires to have the Director serve as a director of the Corporation; and

         WHEREAS, the Director is willing to serve as a director of the Corporation upon the execution and delivery by the Corporation of this Indemnity Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises herein contained, the parties hereby agree as follows:

         1. Acceptance. The Director hereby accepts, effective the date hereof (the "Effective Date"), the appointment as a director of the Corporation, and so long as he continues to be a director of the Corporation, the Director shall exercise all functions required by the Certificate of Incorporation and By-laws of the Corporation, Delaware General Corporation Law and other relevant laws.

         2. Indemnification.

                  (a) Defined Terms. For purposes of Sections 2 through 7 inclusive, the following terms shall have the meaning given here:

                           (i) "Change of Control" shall mean any of the
                  following events:

                                    (A) Unless approved by the affirmative vote
                           of at least two-thirds (2/3) of those members of the board of directors of the Company (the "Board") who are in office immediately prior to the event(s) and who are not employees of the Corporation:

                                    (1) the merger or consolidation of the
                           Corporation with, or the sale of all or substantially all of the assets of the Corporation to, any person or entity or group of associated persons or entities; or

                                    (2) the direct or indirect beneficial
                           ownership in the aggregate of securities of the Corporation representing twenty percent (20%) or more of the total combined voting power of the Corporation's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, not affiliated (within the meaning of the Securities Act of 1933, as amended) with the Corporation as of the Effective Date; or

                                    (3) approval by the stockholders of the
                           Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

                                    (B) A change in the composition of the Board
                           at any time during any consecutive twenty-four (24) month period such that the "Continuing Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Board.

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                                    For purposes of this clause (B), the
                           "Continuing Directors" shall mean those members of the Board who either:

                                    (1) were directors at the beginning of such
                           consecutive 24-month period; or

                                    (2) were elected by, or on the nomination or
                           recommendation of, at least a two-thirds (2/3) majority (consisting of at least four directors) of the then existing Board.

                                            (ii) "Corporate Status" shall mean
                                    the status of a person who is or was a
                                    director, officer or fiduciary of the
                                    Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Corporation.

                                            (iii) "Disinterested Director" shall
                                    mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Director.

                                            (iv) "Enterprise" shall mean the
                                    Corporation and any other corporation,
                                    partnership, joint venture, trust, employee benefit plan or other enterprise which the Director is or was serving as a director, officer or fiduciary at the express written request of the Corporation.

                                            (v) "Expenses" shall include all
                                    reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend investigating or being or preparing to be a witness in a Proceeding.

                                            (vi) "Good Faith" shall mean the
                                    Director's having acted in good faith and in a manner the Director reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, having had no reasonable cause to believe his conduct was unlawful.

                                            (vii) "Independent Counsel" means a
                                    law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Director in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Director in an action to determine the Director's rights under this Agreement.

                                            (viii) "Proceeding" includes any
                                    action, suit arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Director.

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                           (b) In General. In connection with any Proceeding
                  involving acts or omissions occurring subsequent to the Effective Date, the Corporation shall indemnify and advance Expenses to the Director as provided in this Agreement to the fullest extent permitted by applicable law in effect on the Effective Date and to such greater extent as applicable law may thereafter from time to time permit.

                  (c) Proceedings Other Than Proceedings by or in the Right of Corporation. If, by reason of the Director's Corporate Status, the Director is or is threatened to be made a party to any Proceeding other than a Proceeding by or in the right of the Corporation, the Corporation shall indemnify the Director against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Director or in the Director's behalf in connection with such Proceeding or any claim, issue or matter therein if the Director acted in Good Faith.

                  (d) Proceedings by or in the Right of Corporation. If, by reason of the Director's Corporate Status, the Director is, or is threatened to be made a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor, the Director shall be indemnified against Expenses, judgments, penalties and amounts paid in settlement, actually and reasonably incurred by the Director or on the Director's behalf in connection with such Proceeding if the Director acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which the Director shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however that if applicable law so permits, indemnification shall nevertheless be made by the Corporation in such event if and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding shall have been brought or is pending shall determine.

                  (e) Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Director is, by reason of the Director's Corporate Status, a party to and is successful on the merits or otherwise, in any Proceeding, the Director shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Director or on the Director's behalf in connection therewith. If the Director is not wholly successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding the Corporation shall indemnify the Director to the maximum extent permitted by law against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Director on the Director's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this paragraph (e) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to this Section 2) that the Director did not act in Good Faith.

                  (f) Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Director is, by reason of the Director's Corporate Status, a witness in any Proceeding, the Director shall be indemnified against all Expenses actually and reasonably incurred by the Director or on the Director's behalf in connection therewith.

                  (g) Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall continue as to the Director and shall inure to the benefit of the heirs, executors and administrators of the Director.

         3. Advancement of Expenses.

            Notwithstanding any provision to the contrary in Section 2, the Corporation shall advance all reasonable Expenses, which, by reason of the Director's Corporate Status, were incurred by or on behalf of the Director in connection with any Proceeding, within twenty (20) days after the receipt by the Corporation of a

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statement or statements from the Director requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Director and shall include or be preceded or accompanied by an undertaking by or on behalf of the Director to repay any Expenses if it shall ultimately be determined that the Director is not entitled to be indemnified against such Expenses. Any advance and undertakings to repay pursuant to this section 3 shall be unsecured and interest-free.

         4. Procedures For Determination of Entitlement to Indemnification.

            (a) Initial Request. To obtain indemnification under this Agreement, the Director shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Director and which is reasonably necessary to determine whether and to that extent the Director is entitled to indemnification. The Secretary of the Corporation shall promptly advise the Board in writing that the Director has requested indemnification.

            (b) Method of Determination. A determination (if required by applicable law) with respect to the Director's entitlement to indemnification shall be made as follows:

                (i) if a Change in Control has occurred, unless the Director shall request in writing that such determination be made in accordance with paragraph (b)(ii) of this Section 4, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Director;

                (ii) if a Change of Control has not occurred, the determination shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, the determination shall- be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Director.

            (c) Selection, Payment and Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b) of this Agreement, the Independent Counsel shall be selected, paid and discharged in the following manner:

                (i) If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board and the Corporation shall give written notice to the Director advising the Director of the identity of the Independent Counsel so selected.

                (ii) If a Change of Control has occurred, the Independent Counsel shall be selected by the Director (unless the Director shall request that such selection be made by the Board, in such event clause (i) of this Section shall apply), and the Director shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.

                (iii) Following the initial selection described in clauses (i) and (ii) of this Section 4(c), the Director or the Corporation, as the case may be, may, within seven (7) days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

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                (iv) Either the Corporation or the Director may petition the
Court of Chancery of the State of Delaware or any other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by the Director of a written request for indemnification pursuant to Section 4(a) of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under
Section 4(b) of this Agreement.

                (v) The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 4(c), regardless of the manner in which such Independent Counsel was selected or appointed.

                (vi) Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6(b) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

            (d) Cooperation. The Director shall cooperate with the person, persons or entity making the determination with respect to the Director's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Director and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Director in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to the Director's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold the Director harmless therefrom.

            (e) Payment. If it is determined that the Director is entitled to indemnification, payment to the Director shall be made within ten (10) days after such determination.

         5. Presumption and Effect of Certain Proceedings.

            (a) Burden of Proof. In making a determination with respect to entitlement of indemnification hereunder, the person or persons or entity making such determination shall presume that the Director is entitled to indemnification under this Agreement if the Director has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making of any person, persons or entity of any determination contrary to that presumption.

            (b) Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Director to indemnification or create a presumption that the Director did not act in Good Faith.

            (c) Reliance as Safe Harbor. For purposes of any determination of Good Faith, the Director shall be deemed to have acted in Good Faith if the Director's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Director by the officers of the Enterprise in the course of their duties, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 5(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Director may be deemed to have met the applicable standard of conduct set forth in this Agreement.

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            (d) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Director for purposes of determining the right to indemnification under this Agreement.

         6. Remedies of the Employee.

            (a) Application. This Section 6 shall apply in the event of a Dispute. For purposes of this Section, "Dispute" shall mean any of the following events:

                (i) a determination is made pursuant to Section 4 of this
            Agreement that the Director is not entitled to indemnification under this Agreement;

                (ii) advancement of Expenses is not timely pursuant to Section 3 of this Agreement;

                (iii) the determination of entitlement to be made pursuant to
            Section 4(b) of this Agreement has not been made within ninety (90) days after receipt by the Corporation of the request for indemnification;

                (iv) payment of indemnification is not made pursuant to Section
            2(f) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor; or

                (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Director is entitled to indemnification or such determination is deemed to have been made pursuant to Section 4 of this Agreement.

            (b) Adjudication. In the event of a Dispute, the Director shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Director's entitlement to such indemnification or advancement of Expenses. Alternatively, the Director at the Director's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules then obtaining of the American Arbitration Association. The Director shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which the Director first has the right to commence such proceeding pursuant to this Section 6(b). The Corporation shall not oppose the Director's right to seek any such adjudication or award in arbitration.

            (c) De Novo Review. In the event that a determination shall have been made pursuant to Section 4 of this Agreement that the Director is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Director shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving that the Director is not entitled to indemnification or advancement of Expenses, as the case may be.

            (d) Corporation Bound. If a determination shall have been made or deemed to have been made pursuant to Section 4 of this Agreement that the Director is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by the Director of a material fact, in connection with the request for indemnification or a failure to disclose facts which would make Director's statement not materially misleading, or (ii) a prohibition of such indemnification under applicable law.

            (e) Procedures Valid. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this
Section 6 that the procedures and presumptions of Sections 4 and 5 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

            (f) Expenses of Adjudication. In the event that the Director, pursuant to this Section 6, seeks a judicial adjudication of or an award in arbitration to enforce the Director's rights under, or to recover damages for breach of, this

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Agreement, the Director shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by the Director in such adjudication or arbitration, but only if and to the extent that the Director prevails therein.

         7. Non-Exclusivity Insurance, Subrogation.

            (a) Non-Exclusivity. The rights of Director to be indemnified and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to the Director with respect to any action taken or omitted by such the Director in the Director's Corporate Status prior to such amendment, alteration, rescission or replacement.

            (b) Insurance. The Corporation may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise. However, nothing contained in this Agreement shall obligate the Corporation to maintain any directors' and officers' liability insurance.

            (c) Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights, subject to any conflicting rights of an insurer pursuant to a policy obtained under Section 7(b) above.

            (d) No Duplicative Payment. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Director has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         8. Reliance. The Corporation acknowledges that in the course of the Director's duties as such the Director shall at all times be entitled to rely on and to comply with any request or direction, whether oral or written, of any director, officer or employee of the Corporation, or person he reasonably believes to be such director, officer or employee, and in no event shall the exercises of the Director's duties as such pursuant to such request or direction constitute willful misconduct or gross negligence on the part of the Director.

         9. Director's Individual Capacity. The corporation further acknowledges that the Director is undertaking to act as a director of the Corporation at the request of the Corporation and solely in the Director's individual capacity and not in any capacity as a director, officer, member, partner, employee, trustee or other representative of any other corporation, partnership, association, business trust, trust or similar organization or entity. The Corporation further covenants and agrees to indemnify any such organization or entity from and against any and all claims, threats, suits (whether instituted by the Corporation or any other person or entity), damages, penalties, liabilities, costs and expenses (including, without limitation, legal fees, costs and disbursements) incurred, suffered or expended by or threatened against such organization with respect to any action or inaction taken in the course of the Director's duties as such director, including such claims, threats, suits, damages, penalties, liabilities, costs or expenses as were caused by willful misconduct or gross negligence on the part of the Director; provided, however, that the foregoing shall not be deemed to limit any right of action the Corporation may have against the Director for contribution or otherwise.

         10. Reservation of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under statute, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue after the Director has ceased to be a director of the Corporation.

         11. Amendment. The terms of this Agreement may be enlarged, modified or altered only by an instrument in writing executed by all of the parties hereto.

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         12. Waiver, Etc. Any waiver on the part of any party hereto of any right or interest under this Agreement shall not constitute the waiver of any other right or interest or any subsequent waiver of such right or interest. The failure of any party at any time to require performance of any provision of this Agreement shall not affect the right of such party to require full performance thereof at any time thereafter. Any waiver by any party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach thereof and shall not nullify the effectiveness of such provision. The failure by any party to give notice of a breach of any provision of this Agreement shall not constitute a waiver of such breach.

         13. Binding Effect. Each reference herein to any party shall be deemed to include his or its successors and assigns, legal representatives, executors or administrators.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall continue in full force and effect except for any such invalid or unenforceable provision.

         16. Captions. The captions throughout this Agreement are for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date hereinabove mentioned.
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Nabors Industries, Inc. has entered into Indemnity Agreements in substantially the form attached hereto with each of the directors listed below, each effective as of the date set forth beside the director's name:


                       NAME                  EFFECTIVE DATE
              Isenberg, Eugene                   3/5/91
              Stratton, Richard                  3/5/91
              Whitman, Martin J.                 3/5/91
              Wexler, Jack                       3/5/91
              Berman, Warren                     3/5/91
              Hurford, Gary               1/15/91, as amended
                                           4/12/91 to clarify
                                           effective date of
                                          Indemnity Agreement
              Putze, Louis                       3/5/91
              Sheinfeld, Myron                   3/5/91
              McLachlin, Daniel                  3/5/91
              Petrello, Anthony G.              12/10/91